UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	November 1, 2017
(October 31, 2017)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.
001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

001-06986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously reported, Public Service Company of New Mexico (“PNM”), a wholly-owned subsidiary of PNM Resources, Inc. (the “Company”), made a filing with the New Mexico Public Regulation Commission (the “Commission”) in December 2016 requesting a general rate increase in its retail electric rates. On May 23, 2017, PNM and thirteen intervenors to the case filed a revised comprehensive settlement stipulation requesting a revenue increase totaling $62.3 million, to be implemented over a two-year period.

On October 31, 2017, the Hearing Examiners issued a Certification of Stipulation, which contains their recommended decision (“RD”), to the Commission. The RD recommends approval of the previously agreed upon revised stipulation among the majority of the parties to the rate case, with certain substantive modifications. The Company is evaluating the RD and will be working with the other signatories to the May 23, 2017 revised stipulated agreement to determine responses to the RD. Based upon an initial evaluation of the RD, it includes the following recommendations:

•
The ability for PNM to collect the $62.3 million revenue requirement included in the revised stipulated agreement, with the previously agreed upon initial increase of $32.3 million in 2018 and the remaining increase in 2019;

•	The previously agreed-upon 9.575% Return on Equity;

•	Identifies the continuation in the Four Corners Power Plant (“FCPP”) as imprudent and recommends against PNM’s ability to collect a debt or equity return on its future investments in the facility;

•	Temporarily disallows approximately $36 million of investments for improvements in the San Juan Generating Station, but allows PNM to request recovery of such investments in its future rate cases;

•	Requires a pro-rata allocation of revenue increases across all rate classes; and

•	The implementation of new rates for services rendered after January 1, 2018, rather than on bills rendered after such date.

While it appears that the revenue requirement from the stipulated agreement would remain at $62.3 million under the RD, the Company strongly disagrees with the finding that the continuation of FCPP was imprudent. PNM believes as a matter of fact and law, that its investments in FCPP have been prudent. If the Commission were to approve the RD as recommended, PNM would be required to record a pre-tax write off of approximately $62 million on certain of its investments in FCPP.

PNM will evaluate its options regarding any formal objections it may have to the RD in accordance with Commission procedures. Exceptions to the Certification of Stipulation are currently due by November 10, 2017, as provided under the Commission’s rules. The Commission must issue a final order by January 6, 2018 or further extend the suspension period until no later than March 6, 2018.

The full text of the RD can be found at http://www.pnmresources.com/investors/rates-and-filings.aspx. The contents of the website are not otherwise incorporated into this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC. PUBLIC SERVICE COMPANY OF NEW MEXICO
(Registrants)

Date: November 1, 2017	/s/ Joseph D. Tarry
Joseph D. Tarry
Vice President, Finance and Controller
(Officer duly authorized to sign this report)